Exhibit 10.2

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$15,000,000.00	11-27-2019	07-05-2021	155354101		600714	7001

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Bisco Industries, Inc. 1500 North Lakeview Loop Anaheim, CA 92807	Lender:	Citizens Business Bank Plaza Business Financial Center 77 Plaza Square Orange, CA 92866

Principal Amount: $15,000,000.00	Date of Agreement: November 27, 2019

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated July 14, 2016 in the amount of $10,000,000.00, as amended.

DESCRIPTION OF CHANGE IN TERMS.

1. Effective November 27, 2019, NOTICE: Under no circumstances will the interest rate on this loan be less than 3.500% per annum or more than the maximum rate allowed by applicable law.

2. The paragraph entitled “INTEREST RATE OPTIONS” is hereby deleted in its entirety.

3. The principal loan amount is hereby increased to $15,000,000.00.

4. The paragraph entitled "LINE OF CREDIT" is hereby revised as follows:

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender received from Borrower, at Lender’s address shown above, written notice of revocation of such authority: Glen F. Ceiley, Pres/CEO/CFO/Sec of Bisco Industries, Inc.; Don Wagner, President /COO of Bisco Industries, Inc.; and Michael Narikawa, Controller & CFE of Bisco Industries, Inc. HOWEVER, either authorized signer may request an advance together or individually. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

COUNTERPARTS. This document may be executed in any number of counterparts and by different parties on separate counterparts, each of which when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

BISCO INDUSTRIES, INC.

By:	/S/ GLEN F. CEILEY
Glen F. Ceiley,
Pres/CEO/CFO/Sec of Bisco Industries, Inc.

LENDER:

CITIZENS BUSINESS BANK

By:	/S/
Authorized Officer